===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                     CURRENT REPORT PURSUANT TO SECTION 13 OR
                  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                JANUARY 16, 1997

                        COMMISSION FILE NUMBER: 0-26528

                       PATRIOT AMERICAN HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

                 VIRGINIA                             75-2599709
       (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)             Identification No.)


        3030 LBJ FREEWAY, SUITE 1500                       75234
               DALLAS, TEXAS                            (Zip Code)
   (Address of principal executive office)



                                (972) 888-8000
              (Registrant's telephone number, including area code)

                                      N/A
(Former name, former address and former fiscal year, if changes since last report)

===============================================================================

                      PATRIOT AMERICAN HOSPITALITY, INC.



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF CAREFREE RESORTS

     On January 16, 1997 and January 17, 1997, Patriot American Hospitality, Inc. (collectively with its subsidiaries, the "Company") acquired Resorts Limited Partnership ("RLP"), Carefree Resorts Corporation ("Carefree") and their assets (the "Carefree Acquisition"). The assets of these entities include the 100% fee interest in The Boulders near Scottsdale, Arizona ("The Boulders") and the Lodge at Ventana Canyon in Tucson, Arizona ("Ventana Canyon"), and a 50% partnership interest in the entities that own The Peaks Resort and Spa at Telluride, Colorado ("The Peaks") and Carmel Valley Ranch in Carmel, California ("Carmel Valley Ranch"). The four resort properties are collectively referred to as the Carefree Resorts.

     Additionally, on January 17, 1997, the Company acquired from The Morgan Stanley Real Estate Fund, L.P. and certain of its affiliates the remaining 50% partnership interest in the entities that own The Peaks and Carmel Valley Ranch (the "Morgan Stanley Acquisition").

     The aggregate purchase price of the Carefree Acquisition and the Morgan Stanley Acquisition was approximately $262.5 million and consisted of 1,295,077 units of limited partnership interest ("OP Units") in Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") valued at $58.7 million, the assumption of approximately $28.5 million of debt on Ventana Canyon, the assumption of a net working capital liability of $4.8 million and approximately $170.5 million in cash (including closing costs and loan commitment fees). The cash portion of the purchase price was financed primarily with funds drawn on the Company's Line of Credit.

     THE BOULDERS. The Boulders, located near Scottsdale, Arizona, consists of 160 guest "casitas." In addition, the resort has access to 33 private homes which participate in a rental pool. The resort includes two Jay Moorish 18-hole championship golf courses, six tennis courts, two swimming pools, a fitness center and spa, plus approximately 21,000 square feet of meeting space and approximately 61,400 square feet of specialty retail space. Additionally, the Company acquired approximately 72 acres containing 99 separate residential parcels. Fee interest in The Boulders is held by Boulders Joint Venture, a general partnership held through the Operating Partnership and a wholly-owned subsidiary of the Company.

     THE PEAKS RESORT AND SPA. The Peaks, located in Telluride, Colorado, consists of 177 guest rooms, plus 7 penthouse condominiums. The resort includes approximately 42,000 square feet of health spa and fitness facilities, pools, and squash and racquet ball courts, plus approximately 7,100 square feet of meeting space. Additionally, the Company acquired residential parcels of land for development. Fee interest in The Peaks is held by Telluride Resorts and Spa, L.P., a limited partnership owned, directly and indirectly, by the Operating Partnership and certain of its subsidiaries.

     VENTANA CANYON. Ventana Canyon, located in Tucson, Arizona, consists of 49 suites. The resort includes two 18-hole Tom Fazio-designed championship golf courses, 12 lighted tennis courts with a 3,000-seat stadium court, and a swimming pool. Fee interest in Ventana Canyon is held by PAH Ventana Canyon, L.P., a limited partnership owned, directly and indirectly, by the Operating Partnership and a subsidiary of the Company.

     CARMEL VALLEY RANCH.   Carmel Valley Ranch, located near Carmel,
California, consists of 100 one-bedroom guest suites. The resort, which is situated on 1,700 acres, includes an 18-hole Pete Dye championship golf course, 12 tennis courts, two pools and a fitness center, plus approximately 4,000 square feet of meeting space. Additionally, the Company acquired approximately
4.3 acres of residential land for development. Fee interest in Carmel Valley Ranch is held by CV Ranch, L.P., a limited partnership owned, directly and indirectly, by the Operating Partnership and certain of its subsidiaries.

     In connection with the Carefree Acquisition, certain Carefree employees were retained to provide consulting services for the Carefree Resorts. As consideration for entering into consulting agreements with the Company, certain Carefree employees were granted on January 17, 1997, 390,000 non-qualified options to purchase an aggregate of 390,000 shares of common stock at an exercise price of $38.25. The options to purchase common stock vest annually over a period of seven years.

     PAH RSI, L.L.C. The Company has leased each of The Boulders, Ventana Canyon, The Peaks, and Carmel Valley Ranch (collectively, the "Resorts") to PAH RSI, L.L.C. (the "PAH RSI Lessee") for a period of one year pursuant to separate Participating Lease agreements. The PAH RSI Lessee, which is owned and controlled by certain executive officers of the Company, has entered into management agreements with Resort Services, Inc. ("RSI") to operate each of the Resorts. RSI is owned by certain executive officers of the Company (who hold non-voting common stock representing a 99% economic interest) and certain former stockholders of RSI (who hold voting common stock representing a 1% economic interest).

     In connection with the Carefree Acquisition, the Operating Partnership and certain of its subsidiaries acquired certain assets relating to the Resorts and then sold these assets to PAH RSI Lessee in exchange for promissory notes in an aggregate amount of approximately $2 million. The principal amount of the notes is due in January 1998. Interest at an annual rate of 13% is payable semi-annually commencing July 1, 1997. In addition, PAH RSI Lessee acquired from the Operating Partnership and certain of its subsidiaries certain trade names and the right to receive royalty fees through the issuance of a promissory note for $9 million. The principal amount of the note is due January 17, 2002. Interest at an annual rate of 13% is payable semi-annually commencing July 1, 1997.

     The Company has entered into an agreement (the "Merger") to merge into California Jockey Club ("CJC"), a real estate investment trust which is paired with an operating corporation, Bay Meadows Operating Company ("BMOC"). It is currently anticipated that following the Merger, BMOC will offer to acquire the members' interests in PAH RSI Lessee and the capital stock of RSI at the then fair market value for such interests. If the Company acquires such interests in PAH RSI Lessee and RSI, the Company currently intends to lease each of the Resorts to BMOC.

     PAH BOULDERS, INC. In connection with the acquisition of the Resorts, certain assets associated with the Resorts were transferred to PAH Boulders, Inc., a corporation owned by certain executive officers of the Company (who hold voting common stock representing a 1% economic interest) and the Operating Partnership (who holds non-voting common stock representing a 99% economic interest). PAH Boulders, Inc. acquired the right to receive certain royalty fees through the issuance of a promissory note to the Operating Partnership and certain of its subsidiaries for approximately $1.6 million. The principal amount of the note is due January 17, 2002. Interest at an annual rate of 13% is payable semi-annually commencing July 1, 1997.

ITEM 5.  OTHER EVENTS

OTHER ACQUISITIONS

     On November 15, 1996, the Company, through the Operating Partnership, acquired the 147-room Tutwiler Hotel in Birmingham, Alabama from Historic Hotel Partners of Birmingham, Limited Partnership, an unrelated entity, for approximately $7.6 million plus 85,078 OP Units valued at approximately $3.5 million based on the average market price of the Company's common stock at the date of the acquisition. The full-service historic hotel, located in the downtown business district, was originally built in 1913 and renovated in 1986 to become the Tutwiler Hotel. The hotel is leased for a period of ten years to Grand Heritage Leasing, LLC ("Grand Heritage") pursuant to a Participating Lease agreement. Grand Heritage has entered into a management agreement with an affiliate to manage the hotel. The cash portion of the purchase was financed primarily with funds drawn on the Company's Line of Credit.

     The Company has entered into two additional partnership agreements in which the Operating Partnership owns an 85% general partnership interest and DTR PAH Holding, Inc. ("DTR"), an affiliate of Doubletree Hotels Corporation, owns a 15% limited partnership interest. The two partnerships, formed for the purpose of acquiring certain hotel properties, include PAH-DT Allen Partners, L.P. ("Allen Partners") and PAH-DT Tulsa Partners, L.P. ("Tulsa Partners"). Each partnership is a Delaware limited partnership.

     On November 20, 1996, Allen Partners acquired the 341-room Doubletree Hotel at Allen Center in Houston, Texas from The Metropolitan Life Insurance Company, an unrelated entity, for approximately $28.7 million. The full service hotel was built in 1978 and is located in the downtown business and entertainment district of the city. The hotel is leased for a period of 10 years to DTR North Canton, Inc. (the "Doubletree Lessee"), a subsidiary of Doubletree Hotels Corporation, pursuant to a Participating Lease agreement. The Doubletree Lessee has entered into a management agreement with a subsidiary of Doubletree Hotels Corporation to manage the hotel. The acquisition of the hotel was funded through cash contributed to the partnership of approximately $23.6 million by the Operating Partnership and approximately $5.1 million by DTR. The Operating Partnership's contribution was financed primarily with funds drawn on the Company's Line of Credit.

     On December 23, 1996, Tulsa Partners acquired the 417-room Doubletree Hotel in Tulsa, Oklahoma from The Metropolitan Life Insurance Company, an unrelated entity, for approximately $22.4 million. The full service hotel was built in 1980 and is located in downtown Tulsa. The hotel is leased for a period of 10 years to the Doubletree Lessee pursuant to a Participating Lease agreement. The Doubletree Lessee has entered into a management agreement with a subsidiary of Doubletree Hotels Corporation to manage the hotel. The acquisition of the hotel was funded through cash contributed to the partnership of approximately $19.1 million by the Operating Partnership and approximately $3.3 million by DTR. The Operating Partnership's contribution was financed primarily with funds drawn on the Company's Line of Credit.

     On November 26, 1996, the Company, through the Operating Partnership, acquired the 189-room Pickwick Hotel in San Francisco, California from 85 Fifth Street Associates, L.P., an unrelated entity, for approximately $14.7 million. The historic full service hotel was built in 1928 and is located in the downtown business and entertainment district of San

Fransisco. The Company plans to commence an approximate $7 million renovation of the hotel. Pursuant to a Participating Lease agreement, the hotel is leased for a period of 10 years to NorthCoast Hotels, L.L.C. ("NorthCoast"), a Seattle-based hotel investment company owned by a consortium of investors, including WestCoast Hotels, Inc. and a subsidiary of Sunmakers Travel Group, a Pacific Northwest tour and travel company. NorthCoast has entered into a management agreement with WestCoast Hotels, Inc. to manage the hotel. The hotel acquisition was financed primarily with funds drawn on the Company's Line of Credit.

     On January 14, 1997, the Company, through the Operating Partnership, acquired the 190-room Radisson Overland Park Hotel in Overland Park, Kansas from Midwest Realty and Management, Inc., an unrelated entity, for approximately $7.7 million. The full service hotel was built in 1974 and is located near the Kansas City central business district. The hotel is leased for a period of 10 years to CHC Lease Partners pursuant to a Participating Lease agreement. CHC Lease Partners has entered into a management agreement with GAH II, L.P. ("GAH"), an affiliate of CHC International, Inc. and the Gencom Group, to manage the hotel. The acquisition of the hotel was financed primarily with funds drawn on the Company's Line of Credit.

     On January 29, 1997, the Company, through the Operating Partnership, acquired the 313-room Radisson Northbrook Hotel in Northbrook, Illinois from unrelated individuals for approximately $15.6 million. The full-service hotel was built in phases and completed in 1976. The hotel was renovated in 1994. The hotel is located in a northwest suburb of Chicago. The hotel is leased to the PAH RSI Lessee for a one year period pursuant to a Participating Lease agreement. PAH RSI Lessee has entered into a management agreement with GAH to manage the hotel. The acquisition of the hotel was primarily financed with funds drawn on the Company's Line of Credit.

LINE OF CREDIT AND MORTGAGE NOTE

     In connection with the Carefree Acquisition, the maximum amount available under the Line of Credit with Paine Webber Real Estate Services, Inc. was increased from $250 million to $475 million, along with certain other modifications, thereby increasing the Company's ability to borrow under the Line of Credit. The Carefree Acquisition was financed primarily with funds drawn on the Company's Line of Credit. The Company has approximately $395 million outstanding on the Line of Credit.

     On January 17, 1997, the Company, through the Operating Partnership, obtained financing from the First National Bank of Commerce, New Orleans, Louisiana in the amount of $13.5 million. The net proceeds from the financing of approximately $13.4 million were used to repay the Line of Credit and release the Bourbon Orleans Hotel from the borrowing base of the Line of Credit. The principal amount of the note along with accrued interest is due January 1, 2004. Interest at a rate of LIBOR plus 2% is payable monthly commencing February 1, 1997 through January 1, 1999. Thereafter, monthly payments of principal and interest are due through maturity. Initial interest is at a rate of 7.469% per annum. The note is collateralized by a first mortgage lien on the Bourbon Orleans Hotel.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED

     The index to the financial information for Resorts Limited Partnership (which includes the financial position and results of operations for The Boulders and Ventana Canyon), CV Ranch Limited Partnership and Telluride Resort and Spa Limited Partnership are included on page F-1 of this report. Based upon the size of the other acquisitions relative to the Company, audited financial information for these hotels is not required to be included in this Form 8-K.

(B)  PRO FORMA FINANCIAL INFORMATION

     The Company has determined that it is impracticable to file pro forma financial statements for the Company and for the Company's Lessees, as prescribed by Article II of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in no event later than April 1, 1997.

(C)  EXHIBITS

     NUMBER
     EXHIBIT          DESCRIPTION
     -------   ----------------------------

     23.1      Consent of Ernst & Young LLP

                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 30, 1997


                       PATRIOT AMERICAN HOSPITALITY, INC.



                       By: ____________________________________________________
                           Rex E. Stewart
                           Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

                      PATRIOT AMERICAN HOSPITALITY, INC.
                        INDEX TO FINANCIAL INFORMATION


                                                                                             PAGE

FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED:
     RESORTS LIMITED PARTNERSHIP:
       Report of Independent Auditors - Ernst & Young LLP....................................F-2
       Consolidated Balance Sheets as of December 31, 1995 and 1994
         and September 30, 1996 (unaudited)..................................................F-3
       Consolidated Statements of Operations for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 and 1995 (unaudited)...................F-4
       Consolidated Statements of Partners' Capital for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 (unaudited)...................F-5
       Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 and 1995 (unaudited)..........F-6
       Notes to Consolidated Financial Statements............................................F-8

     CV RANCH LIMITED PARTNERSHIP:
       Report of Independent Auditors - Ernst & Young LLP....................................F-22
       Balance Sheets as of December 31, 1995 and 1994 and September 30, 1996 (unaudited)....F-23
       Statements of Operations for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 and 1995 (unaudited)...................F-24
       Statements of Changes in Partners' Capital for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 (unaudited)...................F-25
       Statements of Cash Flows for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 and 1995 (unaudited)...................F-26
       Notes to Financial Statements.........................................................F-27

     TELLURIDE RESORT AND SPA LIMITED PARTNERSHIP:
       Report of Independent Auditors - Ernst & Young LLP....................................F-32
       Balance Sheets as of December 31, 1995 and 1994 and September 30, 1996 (unaudited)....F-33
       Statements of Operations for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 and 1995 (unaudited)...................F-34
       Statement of Changes in Partners' Capital for the years ended December 31,
         1995 and 1994 and the nine months ended September 30, 1996 (unaudited)..............F-35
       Statements of Cash Flows for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1996 and 1995 (unaudited)...................F-36
       Notes to Financial Statements.........................................................F-37

                        Report of Independent Auditors

The Partners of
Resorts Limited Partnership

We have audited the accompanying consolidated balance sheets of Resorts Limited Partnership as of December 31, 1995 and 1994, and the related consolidated statements of operations, partners' capital and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resorts Limited Partnership at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Phoenix, Arizona
March 15, 1996

                          Resorts Limited Partnership

                          Consolidated Balance Sheets


                                             DECEMBER 31            SEPTEMBER 30
                                         1995           1994            1996
                                      __________________________________________
                                                                     (Unaudited)
ASSETS
Properties:
  Income producing properties
    (Note3)                           $109,144,723   $ 75,404,029   $109,021,464
   Land held for development
    (Note 4)                            15,399,073     20,532,304     16,803,078
  Land held for lease (Note 12)            869,648        878,987        869,648
                                      ------------------------------------------
                                       125,413,444     96,815,320    126,694,190

Resort property joint ventures
  (Note 5)                              26,133,536     23,792,514     26,433,351

Other:
  Cash and cash equivalents             21,021,022     16,215,886     26,176,446
  Restricted cash                          673,878        907,354        208,998
  Accounts receivable, net               4,743,048      3,553,411      3,124,442
  Notes receivable (Note 6)                257,594        350,334              -
  Club memberships                       3,153,509      5,409,506      2,576,184
  Tradenames, net (Note 7)               2,816,229      2,850,000      2,771,331
  Other assets, net                      2,293,378      2,078,752      2,478,661
                                      ------------------------------------------
                                      $186,505,638   $151,973,077   $190,463,603
                                      ==========================================

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and other
  liabilities                         $  5,681,939   $  4,175,923   $  5,980,818
Advance deposits                         2,934,214      2,022,708      3,311,363
Notes payable (Note 8)                  55,961,987     29,373,762     55,910,295
Minority interest                        1,131,737      1,011,495      1,218,861
                                      ------------------------------------------
                                        65,709,877     36,583,888     66,421,337

Commitments (Note 11)

Partners' capital                      120,795,761    115,389,189    124,042,266
                                      ------------------------------------------
                                      $186,505,638   $151,973,077   $190,463,603
                                      ==========================================



See accompanying notes.

                          Resorts Limited Partnership

                     Consolidated Statements of Operations


                                                  YEAR ENDED                NINE MONTHS ENDED
                                                  DECEMBER 31                  SEPTEMBER 30
                                              1995           1994           1996           1995
                                           --------------------------------------------------------
                                                                         (Unaudited)   (Unaudited)
OPERATING REVENUES
Income producing properties (Note 3)       $46,783,183    $38,292,193    $36,378,746    $29,990,105
Development properties                      17,409,214      8,194,239      7,282,663     13,953,029
                                           --------------------------------------------------------
                                            64,192,397     46,486,432     43,661,409     43,943,134
OPERATING EXPENSES
Income producing properties (Note 3)        36,478,913     29,561,017     28,868,719     23,474,396
Development properties                      14,108,801      6,816,718      5,448,383     10,557,609
                                           --------------------------------------------------------
                                            50,587,714     36,377,735     34,317,102     34,032,005
                                           --------------------------------------------------------
Gross operating profit                      13,604,683     10,108,697      9,344,307      9,911,129

NONOPERATING (INCOME) EXPENSE
Interest expense                             4,097,659      3,017,441      3,129,568      3,041,631
Depreciation and amortization                3,694,373      3,155,073      2,829,563      2,637,455
Other income and expense, net (Note 11)       (788,569)      (787,640)    (1,059,498)      (621,295)
                                           --------------------------------------------------------
                                             7,003,463      5,384,874      4,899,633      5,057,791
                                           --------------------------------------------------------
                                             6,601,220      4,723,823      4,444,674      4,853,338

Loss on sale of hotel (Note 10)                      -      3,731,021              -              -
                                           --------------------------------------------------------
Income before minority interest
  and equity in losses of resort
  property joint ventures                    6,601,220        992,802      4,444,674      4,853,338
Minority interest in income
  of partnership                               120,242         55,351         87,124         89,571
                                           --------------------------------------------------------

Income before equity in losses
  of resort property joint ventures          6,480,978        937,451      4,357,550      4,763,767
Equity in income (losses) of resort
  property joint ventures (Note 5)          (1,074,406)    (1,640,428)     1,291,523       (282,995)
                                           --------------------------------------------------------

          Net income (loss)                $ 5,406,572    $  (702,977)   $ 5,649,073    $ 4,480,772
                                           ========================================================



See accompanying notes.

                          Resorts Limited Partnership

                 Consolidated Statements of Partners' Capital


                                                                          LIMITED PARTNERS
                               GENERAL                 --------------------------------------------------------
                               PARTNER                  CLASS A               CLASS B               CLASS C
                               --------------------------------------------------------------------------------
                                                           AT&T
                                CAREFREE                  MASTER                 OTHER
                                RESORTS                  PENSION                 PENSION             VARIOUS
                               CORPORATION                TRUST                  TRUSTS            INDIVIDUALS          TOTAL
                               --------------------------------------------------------------------------------------------------
Partners' capital,
  January 1, 1994              $1,138,278              $60,649,777            $32,591,732           $21,712,379      $116,092,166
Net loss                           (6,893)                (367,255)              (197,353)             (131,476)         (702,977)
                               --------------------------------------------------------------------------------------------------
Partners' capital
  December 31, 1994             1,131,385               60,282,522             32,394,379            21,580,903       115,389,189
Net income                         53,011                2,824,544              1,517,842             1,011,175         5,406,572
                               --------------------------------------------------------------------------------------------------
Partners' capital
  December 31, 1995             1,184,396               63,107,066             33,912,221            22,592,078       120,795,761
Capital distributions
  (Unaudited)                     (23,555)              (1,255,168)              (674,496)             (449,349)       (2,402,568)
Net income (Unaudited)             55,389                2,951,233              1,585,921             1,056,530         5,649,073
                               --------------------------------------------------------------------------------------------------
Partners' capital
  September 30, 1996
  (Unaudited)                  $1,216,230              $64,803,131            $34,823,646           $23,199,259      $124,042,266
                               ==================================================================================================


See accompanying notes

                          Resorts Limited Partnership

                     Consolidated Statements of Cash Flows

                                                  YEAR ENDED              NINE MONTHS ENDED
                                                 DECEMBER 31                 SEPTEMBER 30
                                              1995          1994          1996           1995
                                        ----------------------------------------------------------
 OPERATING ACTIVITIES                                                  (Unaudited)   (Unaudited)
Net income (loss)                       $ 5,406,572   $  (702,977)    $ 5,649,073      $ 4,480,772
Adjustments to reconcile net
  income (loss) to net cash
  provided by operating
  activities:
    Depreciation and amortization         3,694,373     3,155,073       2,829,563        2,637,455
    Interest expense added to
      notes payable                         758,225             -         448,308          166,575
    Loss on sale of hotel                         -     3,731,021               -                -
    Minority interest in income
      of partnership                        120,242        55,351          87,124           89,571
    Equity in (income) losses
      of resort property joint ventures   1,074,406     1,640,428      (1,291,523)         282,995
    Changes in operating assets
      and liabilities:
        Accounts receivable, net           (273,860)     (482,926)      1,618,606        1,944,309
        Club memberships                  2,255,997     1,441,904         577,325          677,245
        Land held for development         5,133,231     1,842,754      (1,404,005)       2,841,529
        Other assets, net                  (534,904)      290,029        (459,635)        (639,101)
        Accounts payable and
          other liabilities                 383,994     1,067,312         298,879          333,685
        Advance deposits                    839,836       105,047         377,149            2,521
                                        ----------------------------------------------------------
Net cash provided by operating
  activities                             18,858,112    12,143,016       8,730,864       12,817,556


See accompanying notes.

                          Resorts Limited Partnership


                                                         YEAR ENDED                NINE MONTHS ENDED
                                                        DECEMBER 31                   SEPTEMBER 30
                                                  1995           1994             1996           1995
                                              ----------------------------------------------------------
                                                                               (Unaudited)    (Unaudited)
INVESTING ACTIVITIES
Decrease (increase) in
  restricted cash                                233,476       (424,113)         464,880         (10,659)
Additions to income producing
  properties                                  (8,445,638)    (5,129,438)      (2,374,994)     (6,818,793)
 Purchase of the Lodge, net of
  cash acquired                               (1,476,897)             -                -      (1,476,897)
Payments received from notes
  receivable                                      92,740        671,643          257,594          89,337
Proceeds from sale of hotel                            -     10,028,841                -               -
Additional investments in resort
  property joint ventures                     (3,415,428)    (2,836,352)               -      (3,167,550)
Distribution proceeds from
  resort property joint ventures                       -              -          991,000               -
Additional investment in
  tradenames                                     (41,229)             -          (11,352)        (24,286)
                                              ----------------------------------------------------------
Net cash provided by (used
  in) investing activities                   (13,052,976)     2,310,581         (672,872)    (11,408,848)

FINANCING ACTIVITIES
Capital distributions                                  -              -       (2,402,568)              -
Proceeds from draws on notes payable                   -     29,373,762                -               -
Principal payments on notes payable           (1,000,000)   (43,000,000)        (500,000)       (356,365)
                                              ----------------------------------------------------------
Net cash used in financing activities         (1,000,000)   (13,626,238)      (2,902,568)       (356,365)
                                              ---------------------------------------------------------
Increase in cash and cash equivalents          4,805,136        827,359        5,155,424       1,052,343
Cash and cash equivalents at beginning
  of period                                   16,215,886     15,388,527       21,021,022      16,215,886
Cash and cash equivalents at end of
  period                                    $ 21,021,022   $ 16,215,886      $26,176,446    $ 17,268,229
                                              ==========================================================

SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITY
Purchase of the Lodge financed by
  notes payable (Note 3)                    $ 26,830,000   $          -      $         -    $ 26,830,000
                                              ==========================================================


See accompanying notes.

                          Resorts Limited Partnership

                  Notes to Consolidated Financial Statements


1. THE PARTNERSHIP

Resorts Limited Partnership (RLP, the Partnership) was formed on June 17, 1992, for the purpose of acquiring and operating resort and hotel properties.
Carefree Resorts Corporation (Carefree), an Arizona Corporation, is general partner; AT&T Master Pension Trust is Class A Limited Partner, other pension trusts are Class B Limited Partners, and various individuals are Class C Limited Partners.

In accordance with the Partnership Agreement, a series of transactions occurred upon the Partnership's formation whereby the partners contributed cash and certain resort and hotel properties as initial capital contributions. This series of transactions resulted in the following Partnership ownership percentages:

        Carefree, as general partner                     0.98050%
        Class A Limited Partner:
          AT&T Master Pension Trust                     52.24278
        Class B Limited Partners, in the aggregate      28.07401
        Class C Limited Partners, in the aggregate      18.70271

The accompanying balance sheet as of September 30, 1996 and statements of operations, partners' capital and cash flows for the nine months ended September 30, 1996 and 1995 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The financial statements include the accounts of Boulders Joint Venture, a
97.56216 percent owned partnership, as well as the Lodge at Ventana Canyon, an operating unit of the Partnership. The Partnership's consolidated statements of operations include the operating results of the Lodge at Ventana Canyon since the purchase date of March 1, 1995. Hotel Westcourt, which was an operating unit of the Partnership at January 1, 1994, was sold by the Partnership in October 1994 (see Note 10). The Partnership's 1994 financial statements include the operating results of Hotel Westcourt through October 1994.

                          Resorts Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash in noninterest bearing checking accounts, interest bearing money market accounts, and U.S. Treasury Bills maturing within one month of purchase.

RESTRICTED CASH

Restricted cash consists of cash reserved for future capital improvements relating to the Boulders Resort and Club and cash pledged for improvements to Scottsdale Road which is adjacent to the Boulders Joint Venture property.

PROPERTIES

Income producing properties and land held for lease are recorded at amounts which approximated fair market value at the date the Partnership was formed. Subsequent additions have been recorded at cost. Land held for development is recorded at cost.

Buildings and improvements are depreciated using 20 to 40 years as an estimate of useful lives. Furniture and equipment is depreciated using 5 to 10 years as an estimate of useful lives.

In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Partnership adopted Statement 121 effective January 1, 1996, and no such impairment losses have been recognized to date by the Partnership.

INVENTORIES

Inventories, consisting primarily of food, beverage, gift and golf shop merchandise, are carried at the lower of cost or market using the first-in, first-out cost method and are included in income producing properties on the balance sheet.

RESORT PROPERTY JOINT VENTURES

Resort property joint ventures are accounted for using the equity method.

                          Resorts Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CLUB MEMBERSHIPS

Club memberships of Boulders Joint Venture are recorded at amounts which approximated fair market value at the date the Partnership was formed. These club memberships are expensed as actual club membership fees are received. The consolidated balance sheet does not include any cost basis for club memberships of the Lodge at Ventana Canyon; as such, no cost of sales is recorded on the consolidated statement of operations relating to sales of these club memberships.

TRADENAMES

Tradenames are recorded at amounts which approximated fair market value at the date the Partnership was formed. Subsequent additions have been recorded at cost. Tradenames are amortized using the straight line method over a 40 year estimated useful life.

INCOME TAXES

Under the Internal Revenue Code, a partnership is not a taxable entity and, accordingly, no provision for income taxes has been included in the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the actual results will not differ materially from the estimates used in preparing the financial statements.

RECLASSIFICATIONS

Certain amounts in the 1994 consolidated financial statements have been reclassified to conform to the classifications used in the 1995 consolidated financial statements.

                          Resorts Limited Partnership

3. INCOME PRODUCING PROPERTIES

Income producing properties consist of the following:

                                                 DECEMBER 31
                                             1995           1994
                                         --------------------------
          Resort and Club                $ 71,848,718   $68,220,890
          Shopping Center                   7,372,354     7,183,139
          The Lodge                        29,923,651             -
                                         --------------------------
                                         $109,144,723   $75,404,029
                                         ==========================

A detailed description of the individual components of income producing properties follows.

RESORT AND CLUB

The Boulders Resort and Club consists of a 160 casita resort, two 18-hole championship golf courses, restaurants, golf and gift shops, and a golf and tennis clubhouse, located in Carefree, Arizona. Assets of the Resort and Club are as follows:

                                                 DECEMBER 31
                                             1995           1994
                                         --------------------------


          Land and Improvements          $20,102,191    $20,102,191
          Buildings and improvements      45,105,165     43,050,382
          Furniture, fixtures and
            equipment                     11,999,886      8,454,401
          Inventories                      1,420,841      1,303,281
                                         --------------------------
                                          78,628,083     72,910,255
          Accumulated depreciation
            and amortization               6,779,365      4,689,365
                                         --------------------------
                                         $71,848,718    $68,220,890
                                         ==========================

                          Resorts Limited Partnership

3. INCOME PRODUCING PROPERTIES (CONTINUED)

SHOPPING CENTER

The El Pedregal Shopping Center consists of a 120,000 square foot high-end specialty retail center located adjacent to the Boulders Resort and Club. Assets of the Shopping Center are as follows:

                                                 DECEMBER 31
                                             1995           1994
                                         --------------------------

          Land and Improvements          $  856,253      $  856,253
          Buildings and improvements      6,542,029       5,960,907
          Inventories                     1,287,464       1,269,368
                                         --------------------------
                                          8,685,746       8,086,528
          Accumulated depreciation
            and amortization              1,313,392         903,389
                                         --------------------------
                                         $7,372,354      $7,183,139
                                         ==========================

THE LODGE

On March 1, 1995, the Partnership purchased all of the operating assets and assumed all of the operating liabilities of the Lodge at Ventana Canyon (the Lodge) from FINOVA Capital Corporation (formerly known as Greyhound Financial Corporation) for $28,942,827. The amount paid to FINOVA consisted of the following:

          Cash                           $2,112,827
          Senior Note Payable
            (Note 8)                     18,000,000
          Junior Note Payable
            (Note 8)                      8,830,000
                                         ----------
                                        $28,942,827
                                         ==========

                          Resorts Limited Partnership

3. INCOME PRODUCING PROPERTIES (CONTINUED)

The Lodge, located in Tucson, Arizona, consists of a 49 suite luxury resort, two 18-hole championship golf courses and golf clubhouse, and 12 tennis courts. Income producing assets of the Lodge are as follows at December 31, 1995:

          Land and improvements                  $ 6,969,090
          Buildings and improvements              20,682,496
          Furniture, fixtures and equipment        2,647,629
          Inventories                                360,808
                                                 -----------
                                                  30,660,023
          Accumulated depreciation
            and amortization                         736,372
                                                 -----------
                                                 $29,923,651
                                                 ===========
HOTEL

Hotel Westcourt is a 284 room, five-story hotel in North Phoenix. The Hotel was sold by the Partnership during October 1994 (see Note 10).

Income producing properties' operating revenues consist of the following:

                                                    1995          1994
                                                 ------------------------
          Resort and club                        $32,714,510  $29,477,501
          The Lodge                                8,421,602            -
          Club memberships                         4,123,506    1,995,590
          Shopping center                          1,523,565    1,278,177
          Hotel                                            -    5,540,925
                                                 ------------------------
                                                 $46,783,183  $38,292,193
                                                 ========================

Income producing properties' operating expenses consist of the following:

                                                    1995          1994
                                                 ------------------------
          Resort and club                        $25,164,174  $22,488,103
          The Lodge                                8,115,351            -
          Club memberships                         2,486,696    1,590,326
          Shopping center                            712,692      562,016
          Hotel                                            -    4,920,572
                                                 ------------------------
                                                 $36,478,913  $29,561,017
                                                 ========================

                          Resorts Limited Partnership

4. LAND HELD FOR DEVELOPMENT

Land held for development consists of the following:

                                                       DECEMBER 31
                                                   1995           1994
                                                -------------------------
          Commercial land                       $ 6,100,000   $ 6,100,000
          Residential land                        7,768,803    12,561,829
          Construction in process                 1,530,270     1,870,475
                                                -------------------------
                                                $15,399,073   $20,532,304
                                                =========================

Commercial land consists of approximately 26 acres located adjacent to the Boulders Resort and Club. This land is currently undeveloped.

Residential land consists of approximately 99 acres of developed, partially developed, and undeveloped residential land located within the Boulders Community and includes capitalized land development costs of $2,750,000 and $4,350,000 at December 31, 1995 and 1994, respectively.

Construction in process consists of single-family homes under construction within the Boulders Community.

5. RESORT PROPERTY JOINT VENTURES

The Partnership has ownership interests in two resort property joint ventures:
CV Ranch Limited Partnership and Telluride Resort and Spa Limited Partnership.

CV RANCH LIMITED PARTNERSHIP (CVRLP)

CVRLP was formed on October 18, 1993, under the laws of the State of Delaware, for the purpose of acquiring and operating the Carmel Valley Ranch Resort. The Partnership, along with its general partner, Carefree, established a partnership, Resorts Limited Partnership II (RLP II), for the sole purpose of acquiring a partnership interest in CVRLP. RLP II is owned by the Partnership (99.9 percent) as general partner and Carefree (0.1 percent) as limited partner. RLP II and its wholly owned subsidiary, CV Ranch - RLP II, Inc., a California corporation, effectively own 50 percent of CVRLP.

                          Resorts Limited Partnership

5. RESORT PROPERTY JOINT VENTURES (CONTINUED)


RLP II, The Morgan Stanley Real Estate Fund, L.P. (Morgan Stanley), CV Ranch - RLP II, Inc., and MS California Corporation each own the following CVRLP partnership interests:

             RLP II                              49.5%
             Morgan Stanley                      49.5
             CV Ranch - RLP II, Inc.              0.5
             MS California Corporation            0.5
                                              ----------
                                                100.0%
                                              ==========

Carmel Valley Ranch Resort, located in Carmel, California, consists of a 100 suite luxury resort, a semi-private 18-hole championship golf course and clubhouse, a private tennis club and clubhouse, and approximately 300 acres of undeveloped residential land surrounding the Resort.

TELLURIDE RESORT AND SPA LIMITED PARTNERSHIP (TRSLP)

TRSLP was formed on September 15, 1993, under the laws of the State of Delaware, for the purpose of acquiring and operating The Peaks at Telluride. The Partnership established a wholly owned subsidiary, RLP Telluride, Inc., to acquire a minor partnership interest in TRSLP. The Partnership, along with Morgan Stanley, RLP Telluride, Inc., MS Colorado Corporation, and Resorts Services, Inc., each own the following TRSLP partnership interests:

          Morgan Stanley                         49.5%
          RLP                                    49.1
          RLP Telluride, Inc.                     0.5
          MS Colorado Corporation                 0.5
          Resorts Services, Inc.                  0.4
                                              ----------
                                                100.0%
                                              ==========

The Peaks at Telluride, located in Telluride, Colorado, consists of a 177 suite luxury resort, 12 residential condominiums, and a 42,000 square-foot world-class health spa.

                          Resorts Limited Partnership

5. RESORT PROPERTY JOINT VENTURES (CONTINUED)

SUMMARY INFORMATION

A summary of the resort property joint ventures at December 31, 1995 is as follows:

                                                         CVRLP          TRSLP          TOTAL
                                                    --------------------------------------------
Investment balance at January 1, 1995                $ 9,598,835    $14,193,679      $23,792,514
Capital contributions                                  2,995,000        420,428        3,415,428
  Equity in losses of resort property
  joint ventures                                        (315,247)      (759,159)      (1,074,406)
                                                    --------------------------------------------
Investment balance at December 31, 1995              $12,278,588    $13,854,948      $26,133,536
                                                    ============================================

A summary of the resort property joint ventures at December 31, 1994 is as follows:

                                                         CVRLP          TRSLP          TOTAL
                                                    --------------------------------------------

Investment balance at January 1, 1994                $ 8,741,730    $13,854,860      $22,596,590
Capital contributions                                  1,175,000      1,661,352        2,836,352
Equity in losses of resort property
  joint ventures                                        (317,895)    (1,322,533)      (1,640,428)
                                                    --------------------------------------------
Investment balance at December 31, 1994              $ 9,598,835    $14,193,679      $23,792,514
                                                     ===========================================

Summarized financial information relating to the resort property joint ventures at December 31, 1995 and 1994 is as follows:


                                           DECEMBER 31, 1995             DECEMBER 31, 1994
                                         CVRLP          TRSLP          CVRLP          TRSLP
                                      -----------------------------------------------------------
Total assets                          $26,485,345    $31,146,237      $21,036,331    $32,680,837
Partners' capital                      24,557,177     27,933,363       19,197,670     28,616,290
Net loss for the period                  (630,493)    (1,530,563)        (635,790)    (2,666,397)


                          Resorts Limited Partnership

6. NOTES RECEIVABLE

The Partnership generated notes receivable in conjunction with the sale of residential property. These notes require periodic principal and interest installments until various dates in 1996 and 1999, at which time all remaining principal and unpaid interest becomes due. Interest income received on these notes was approximately $44,000 and $59,000 in 1995 and 1994, respectively, and is included in other income.

7. TRADENAMES

The Partnership is the owner or licensee of certain tradenames, the rights under which are licensed to a related party (see Note 11). Tradenames are included in the Partnership's balance sheet net of accumulated amortization, which totals $225,000 and $150,000 at December 31, 1995 and 1994, respectively.

8. NOTES PAYABLE

The following is a summary of notes payable at December 31, 1995 and 1994:

                                                       DECEMBER 31
                                                    1995         1994
                                                --------------------------
      Line of credit payable to Bank One
        Arizona, N.A.                           $28,373,762    $29,373,762
      Notes and deferred interest payable
        to FINOVA Capital Corporation            27,588,225              -
                                                --------------------------
                                                $55,961,987    $29,373,762
                                                ==========================
BANK ONE ARIZONA, N.A.

The line of credit payable to Bank One Arizona, N.A. requires monthly interest payments of prime plus 0.25 percent, although the Partnership may fix the interest rate for all or a portion of the principal balance at any time at the London Interbank Market Interest Rate plus 2.75 percent. Principal payments of $500,000 are due semi-annually beginning June 1, 1995 until December 1999, at which time all remaining principal and outstanding interest is due. The line of credit is collateralized by certain real property held by the Partnership. At December 31, 1995, the Partnership has $10,626,238 available on this line of credit. Draws are available under the terms of the agreement.

                          Resorts Limited Partnership

8. NOTES PAYABLE (CONTINUED)

The Partnership has entered into an interest rate cap agreement which hedges its interest rate exposure on the variable interest rate line of credit payable to Bank One Arizona, N.A. The agreement, which expires on December 10, 1997, exchanges the Partnership's variable interest rate obligation for a fixed interest rate (10 percent) when the variable rate exceeds 10 percent. At December 31, 1995, the notional principal amount relating to this agreement was $30,000,000. No amounts were received under the terms of this agreement during 1995 or 1994. The $147,000 premium paid for this interest rate cap agreement is included in other assets and is being amortized over the term of the agreement.

FINOVA CAPITAL CORPORATION

Amounts payable to FINOVA are summarized as follows at December 31, 1995:

     Senior note payable to FINOVA Capital Corporation     $18,000,000
     Junior note payable to FINOVA Capital Corporation       8,830,000
     Interest payable to FINOVA Capital Corporation            936,793
                                                           -----------
                                                            27,766,793
     Less current portion of interest included in
       accounts payable and other liabilities                 (178,568)
                                                           -----------
                                                           $27,588,225
                                                           ===========

The senior and junior notes payable to FINOVA were originated in connection with the purchase of the Lodge on March 1, 1995 and are collateralized by the Lodge's property and equipment. All unpaid principal and interest is payable upon maturity on March 1, 2005. Both notes provide for annual interest to accrue at a rate of 6.5 percent (computed based on stated interest payment amounts); however, during each of the initial three years of the term of the notes, actual interest paid is dependent on the attainment of certain levels of annual Lodge cash flows. Any interest which accrues on the notes which is unpaid during each of the first three years is added to the senior note balance. In the event that the Partnership sells the Lodge after March 1, 2000 and distributes the Net Sales Proceeds (as defined) to FINOVA in accordance with the terms specified in the purchase agreement, any remaining unpaid balance on the junior note may be deemed discharged.

The Partnership also has a construction loan available from FINOVA in conjunction with the purchase of the Lodge. Under the terms of the construction loan agreement, FINOVA is required to loan to the Partnership a maximum of $4,500,000 (approximately 60 percent of budgeted construction cost) for the planned expansion of the Lodge. No funds have been drawn under this agreement by the Partnership as of December 31, 1995.

                          Resorts Limited Partnership

8. NOTES PAYABLE (CONTINUED)

Total interest paid on all of the Partnership's notes payable was approximately $3,128,000 and $2,840,000 in 1995 and 1994, respectively.

Principal maturities on notes payable at December 31, 1995 are as follows:

                            1996           $ 1,000,000
                            1997             1,000,000
                            1998             1,000,000
                            1999            25,373,762
                            2000                     -
                            Thereafter      27,588,225
                                           -----------
                                           $55,961,987
                                           ===========

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" requires that the Partnership disclose estimated fair values of financial instruments. Cash and cash equivalents, restricted cash, accounts receivable, notes receivable, accounts payable and other liabilities, and advance deposits, are carried at amounts that reasonably approximate their fair values. The Partnership believes the carrying value of the notes payable and the interest rate cap agreement approximates fair value at December 31, 1995.

The estimated fair value of financial instruments were determined by management using available market information and appropriate valuation methodologies. Judgment is necessary to interpret market data and develop estimated fair value. Accordingly, management's estimates are not necessarily indicative of the amounts the Partnership could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

10. LOSS ON SALE OF HOTEL

During October 1994, the Partnership sold Hotel Westcourt for a sales price (net of selling costs) of approximately $10,029,000. A loss on sale of Hotel was recorded on the 1994 statement of operations in the amount of $3,731,021.

                          Resorts Limited Partnership

11. COMMITMENTS

The Partnership has management agreements with Resorts Services, Inc., (RSI) a related affiliate, in which RSI manages and operates the Boulders Resort and Club and the Lodge at Ventana Canyon. Management fees incurred under these agreements totaled approximately $1,833,000 and $1,295,000 in 1995 and 1994, respectively.

The Partnership, which is the owner or licensee of certain tradenames, is subject to an exclusive license agreement with RSI for the use of the tradenames. Certain royalties may be paid to the Partnership by RSI if adjusted gross receipts, as defined, of RSI exceed certain thresholds. Royalties earned in conjunction with this agreement were $1,243,719 and $1,132,638 in 1995 and 1994, respectively, and are included in other income and expense, net.

The Partnership had a management agreement with RSI to manage and operate the Hotel. Management fees under this agreement were approximately $160,000 in 1994.

The Partnership is also subject to various agreements, whereby management fees are paid by the Boulders Joint Venture and the Lodge at Ventana Canyon to RSI based on asset disposition, asset acquisitions, development projects and club membership sales. Management fees paid during 1996 and 1995 under these agreements were approximately $499,000 and $242,000, respectively.

In conjunction with the purchase of the Lodge, the Partnership is committed to construct approximately 50 additional lodging suites and related infrastructure at the Lodge property using specifications approved by FINOVA. Management estimates that the total cost of the construction will approximate $7,500,000. The Partnership has a construction loan available totaling $4,500,000 (Note 8) to assist in funding this construction.

12. LEASES

The Shopping Center leases have remaining terms that range from 1 to 5 years. The leases generally provide for minimum annual rental amounts that may be subject to cost of living increases, and for reimbursement by tenants for common area environmental costs. Rental income, net of common area reimbursements, was approximately $946,000 and $810,000 in 1996 and 1995, respectively.

Land held for lease consists of 2.26 acres of land and land improvements, net of accumulated depreciation, adjacent to the Boulders Resort and Club. The lease calls for annual payments of $60,000, plus 25 percent of gross rental income received, as defined, and expires in 2053. Rental income was approximately $60,000 in both 1996 and 1995.

                          Resorts Limited Partnership

12. LEASES (CONTINUED)

At December 31, 1995, approximate future minimum lease payments receivable under noncancelable operating leases are as follows:

                             1996          $1,078,000
                             1997             842,000
                             1998             457,000
                             1999             124,000
                             2000             125,000
                             Thereafter     3,259,000
                                           ----------
                                           $5,885,000
                                           ==========

13. SUBSEQUENT EVENT (UNAUDITED)

During January 1997, the Partnership was sold in its entirety to Patriot American Hospitality, Inc. for approximately $210,000,000.

                         Report of Independent Auditors


The Partners of CV Ranch Limited Partnership

We have audited the accompanying balance sheets of CV Ranch Limited Partnership as of December 31, 1995 and 1994 and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CV Ranch Limited Partnership at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Phoenix, Arizona
February 23, 1996

                         CV Ranch Limited Partnership


                                 Balance Sheets

                                                                                DECEMBER 31           SEPTEMBER 30
                                                                            1995           1994           1996
                                                                      --------------------------------------------
ASSETS                                                                                                  (Unaudited)
Cash                                                                     $ 1,487,644    $   678,043    $ 1,996,158
Inventories                                                                  304,021        368,045        345,660
Accounts and notes receivable (Note 3)                                     1,695,859        537,104      1,905,293
Prepaid expenses and other current assets                                     97,444        155,506         33,135
                                                                      --------------------------------------------
                                                                           3,584,968      1,738,698      4,280,246

Property and equipment:
 Land and land improvements                                                4,837,266      3,265,278      4,837,266
 Buildings and improvements                                                9,457,051      7,983,317      9,457,051
 Construction in progress                                                    395,398      1,664,759      1,253,716
 Furniture and equipment                                                   5,841,798      3,269,968      5,844,813
 China, silver, glass and linen                                              144,841        138,718        228,792
                                                                      --------------------------------------------
                                                                          20,676,354     16,322,040     21,621,638
Less accumulated depreciation                                             (1,305,518)      (599,527)    (1,917,518)
                                                                      --------------------------------------------
                                                                          19,370,836     15,722,513     19,704,120
Intangible assets, net                                                       242,094        304,438        188,033
Residential land held for development                                      3,287,447      3,270,682      2,967,001
                                                                      --------------------------------------------
                                                                         $26,485,345    $21,036,331    $27,139,400
                                                                      ============================================
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable                                                         $   162,287    $   507,075    $   359,688
Accrued expenses and other liabilities                                       817,257        662,653        822,784
Advance deposits                                                             735,483        429,633        690,868
Deferred revenue                                                             213,141        122,453        104,565
Capital lease obligation (Note 5)                                                  -        116,847              -
                                                                      --------------------------------------------
                                                                           1,928,168      1,838,661      1,977,905

Commitments (Note 4)

Partners' capital                                                         24,557,177     19,197,670     25,161,495

                                                                      --------------------------------------------
                                                                         $26,485,345    $21,036,331    $27,139,400
                                                                      ============================================

See accompanying notes.

                         CV Ranch Limited Partnership

                            Statements of Operations

                                                                        YEAR ENDED              NINE MONTHS ENDED
                                                                       DECEMBER 31                 SEPTEMBER 30
                                                                    1995          1994          1996          1995
                                                              -------------------------------------------------------
REVENUES:                                                                                   (Unaudited)   (Unaudited)
Rooms                                                           $ 4,969,385    $4,926,497   $ 5,351,564    $3,616,887
Food and beverage (Note 4)                                        2,118,892     2,049,722     1,970,308     1,567,595
Club                                                              2,692,427     2,562,676     3,390,064     1,826,593
Other                                                               612,949       335,473       376,130       255,552
                                                              -------------------------------------------------------
                                                                 10,393,653     9,874,368    11,088,066     7,266,627
DIRECT DEPARTMENT EXPENSES:
Rooms                                                             1,584,736     1,386,142     1,510,899     1,131,813
Food and beverage (Note 4)                                        2,244,813     2,019,250     1,895,409     1,643,287
Club                                                              1,502,498     1,372,852     1,529,376       991,553
Other                                                               178,453       175,330       150,926       129,834
                                                              -------------------------------------------------------
                                                                  5,510,500     4,953,574     5,086,610     3,896,487
                                                              -------------------------------------------------------
Gross operating profit                                            4,883,153     4,920,794     6,001,456     3,370,140

UNALLOCATED OPERATING EXPENSES:
Administrative and general                                        1,528,630     1,673,272     1,013,365     1,149,710
Marketing                                                         1,094,323       873,640       780,110       787,253
Energy costs                                                        484,104       477,624       385,436       355,377
Property operation and maintenance                                1,924,560     1,825,089     1,590,702     1,431,577
                                                              -------------------------------------------------------
                                                                  5,031,617     4,849,625     3,769,613     3,723,917
                                                              -------------------------------------------------------
Operating profit (loss)                                            (148,464)       71,169     2,231,843      (353,777)

LAND DEVELOPMENT:
Land sales                                                                -     1,395,000       720,000             -
Cost of land sales                                                        -     1,072,718       486,930             -
                                                              -------------------------------------------------------
Land development operating profit                                         -       322,282       233,070             -

OTHER INCOME:
Club initiation fees                                              1,034,019       203,900       365,813       966,576
Food and beverage income
 (Note 4)                                                           420,100       283,895       122,132       232,452
                                                              -------------------------------------------------------
                                                                  1,454,119       487,795       487,945     1,199,028
OTHER EXPENSES:
Depreciation and amortization                                       792,913       551,419       662,229       630,313
Management fees (Note 4)                                            731,908       582,165       454,774       450,453
Property taxes and insurance                                        399,262       374,752       226,547       360,754
Interest expense and other                                           12,065         8,700         4,990         8,262
                                                              -------------------------------------------------------
                                                                  1,936,148     1,517,036     1,348,540     1,449,782
                                                              -------------------------------------------------------
Net income (loss)                                               $  (630,493)   $ (635,790)  $ 1,604,318    $ (604,531)
                                                              =======================================================


See accompanying notes.

                         CV Ranch Limited Partnership

                   Statement of Changes in Partners' Capital


                                                GENERAL PARTNERS                LIMITED PARTNERS
                                        --------------------------------------------------------------
                                                                                           THE MORGAN
                                                             MS              RESORTS      STANLEY REAL
                                            CV RANCH      CALIFORNIA         LIMITED       ESTATE FUND
                                          RLP II, INC.    CORPORATION    PARTNERSHIP II       L.P.           TOTAL
                                        -----------------------------------------------------------------------------
Partners' capital,
 January 1, 1994                              $ 87,418        $ 87,418      $ 8,654,312    $ 8,654,312    $17,483,460
Capital contributions                           11,750          11,750        1,163,250      1,163,250      2,350,000
Net loss                                        (3,179)         (3,179)        (314,716)      (314,716)      (635,790)
                                        -----------------------------------------------------------------------------

Partners' capital,
 December 31, 1994                              95,989          95,989        9,502,846      9,502,846     19,197,670
Capital contributions                           29,950          29,950        2,965,050      2,965,050      5,990,000
Net loss                                        (3,152)         (3,152)        (312,095)      (312,094)      (630,493)
                                        -----------------------------------------------------------------------------
Partners' capital,
 December 31, 1995                             122,787         122,787       12,155,801     12,155,802     24,557,177
Capital distributions (Unaudited)               (5,000)         (5,000)        (495,000)      (495,000)    (1,000,000)
Net income (Unaudited)                           8,022           8,022          794,137        794,137      1,604,318
                                        -----------------------------------------------------------------------------
Partners' capital,
 September 30, 1996 (Unaudited)               $125,809        $125,809      $12,454,938    $12,454,939    $25,161,495
                                        =============================================================================



See accompanying notes.

                         CV Ranch Limited Partnership

                            Statements of Cash Flows


                                                                          YEAR ENDED              NINE MONTHS ENDED
                                                                         DECEMBER 31                 SEPTEMBER 30
                                                                      1995          1994          1996          1995
                                                                -------------------------------------------------------
OPERATING ACTIVITIES                                                                          (Unaudited)   (Unaudited)
Net income (loss)                                                 $  (630,493)  $  (635,790)  $ 1,604,318   $  (604,531)
Adjustments to reconcile net income
 (loss) to net cash used in operating activities:
   Depreciation and amortization                                      792,913       551,419       662,229       630,313
   Changes in operating assets and
    liabilities:
     Inventories                                                       64,024       (82,574)      (41,639)       41,628
     Accounts and notes receivable                                 (1,158,755)     (188,103)     (209,434)   (1,304,059)
     Prepaid expenses and other current assets                         58,062       (27,340)       64,309        96,218
     Residential land held for development                            (16,765)      698,036       320,446       (13,502)
     Accounts payable                                                (344,788)      107,708       197,401      (191,522)
     Accrued expenses and other liabilities                           154,604        33,136         5,527       (42,592)
     Advance deposits                                                 305,850        20,267       (44,615)      139,794
     Deferred revenue                                                  90,688        54,537      (108,576)        4,211
                                                                -------------------------------------------------------

 Net cash provided by (used in) operating activities                 (684,660)      531,296     2,449,966    (1,244,042)


INVESTING ACTIVITIES
Additions to property and equipment
                                                                   (4,495,739)   (2,456,259)     (941,452)   (4,282,626)
Additions to intangible assets                                              -      (162,312)            -             -
Payments made on capital lease obligation                                   -       (46,289)            -             -
                                                                -------------------------------------------------------
Net cash used in investment activities
                                                                   (4,495,739)   (2,664,860)     (941,452)   (4,282,626)

FINANCING ACTIVITIES
Additional capital contributions                                    5,990,000     2,350,000             -     5,990,000
Capital distributions                                                       -             -    (1,000,000)            -
                                                                -------------------------------------------------------
Net cash provided by (used in) financing activities                 5,990,000     2,350,000    (1,000,000)    5,990,000
                                                                -------------------------------------------------------

Increase in cash                                                      809,601       216,436       508,514       463,332

Cash, beginning of period                                             678,043       461,607     1,487,644       678,043
                                                                -------------------------------------------------------
Cash, end of period                                               $ 1,487,644   $   678,043   $ 1,996,158   $ 1,141,375
                                                                =======================================================


See accompanying notes

                         CV Ranch Limited Partnership

                         Notes to Financial Statements


1. THE PARTNERSHIP

CV Ranch Limited Partnership (the Partnership) was formed on October 18, 1993, under the laws of the State of Delaware, for the purpose of acquiring and operating the Carmel Valley Ranch Resort. Resorts Limited Partnership II, The Morgan Stanley Real Estate Fund, L.P., CV Ranch - RLP II, Inc., and MS California Corporation each contributed cash as initial capital contributions in exchange for partnership interests, which are as follows:

                                                       Ownership
                                                       Percentage
                                                     --------------
Resorts Limited Partnership II                            49.5%
The Morgan Stanley Real Estate Fund, L.P.                 49.5
CV Ranch - RLP II, Inc.                                    0.5
MS California Corporation                                  0.5
                                                     --------------
                                                         100.0%
                                                     ==============

MS California Corporation, a Delaware corporation, is wholly owned by The Morgan Stanley Real Estate Fund, L.P., a Delaware limited partnership. CV Ranch - RLP II, Inc., a California corporation, is wholly owned by Resorts Limited Partnership II, a Delaware limited partnership. Resorts Limited Partnership II is owned by Resorts Limited Partnership (99.9 percent) as general partner and Carefree Resorts Corporation (0.1 percent) as limited partner.

Income, losses, and distributions are allocated to partners in the same proportion as their respective ownership percentages.

Carmel Valley Ranch Resort (the Resort), located in Carmel, California, consists of a 100 suite luxury resort hotel, a semi-private 18-hole championship golf course and clubhouse, a private tennis club and clubhouse, and approximately 300 acres of undeveloped residential land surrounding the Resort.

The accompanying balance sheet as of September 30, 1996 and statements of operations, partners' capital and cash flows for the nine months ended September 30, 1996 and 1995 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

                         CV Ranch Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH

Cash consists of noninterest bearing checking accounts and interest bearing money market accounts.

INVENTORIES

Inventories, consisting primarily of food, beverage, golf shop, and gift shop merchandise are carried at the lower of cost or market using the first-in, first-out cost method.

BUILDINGS AND IMPROVEMENTS

Buildings and improvements are recorded at cost, and are depreciated using the straight-line method over their estimated useful lives.

In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Partnership adopted Statement 121 effective January 1, 1996, and no such impairment losses have been recognized to date by the Partnership.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost, and are depreciated using the straight line method over the estimated useful lives of the assets.

CONSTRUCTION IN PROGRESS

Construction in progress is stated on the basis of cost and is reclassified to the appropriate property and equipment account upon completion, at which time it will be depreciated using the straight-line method over its estimated useful life.

                         CV Ranch Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CHINA, SILVER, GLASS AND LINEN

China, silver, glass and linen are stated on the basis of cost and amortized using the straight-line method over their estimated useful lives until 50 percent amortized. Periodic cost of replacements is expensed as incurred.

INTANGIBLE ASSETS

Intangible assets are primarily comprised of organization costs and pre-opening expenses, stated on the basis of cost, and are amortized using the straight-line method over their estimated useful lives.

RESIDENTIAL LAND HELD FOR DEVELOPMENT

Residential land held for development is recorded at cost.

REAL ESTATE SALES

The Partnership accounts for real estate sales under the accrual method of accounting pursuant to the recognition criteria prescribed in Statement of Financial Accounting Standards No. 66 "Accounting for Sales of Real Estate."

INCOME TAXES

Under provisions of the Internal Revenue Code, a Partnership is not a taxable entity; accordingly, taxable income or losses are allocated to the partners for inclusion in their respective income tax returns. No provision for income taxes has been included in the accompanying financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" requires that the Partnership disclose estimated fair values of financial instruments. Cash, accounts and notes receivable, accounts payable, accrued expenses and other liabilities, and advance deposits are carried at amounts that reasonably approximate their fair values.

                         CV Ranch Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Management believes that the actual results will not differ materially from the estimates used in preparing the financial statements.

RECLASSIFICATIONS

Certain amounts in the 1994 financial statements have been reclassified to conform to the classifications used in the 1995 financial statements.

3. NOTES RECEIVABLE

The Partnership assumed notes receivable in conjunction with the sale of club memberships. At December 31, 1995, notes receivable totaled $549,500. These notes are noninterest bearing, with principal payments due annually in two equal installments.

4. COMMITMENTS/RELATED PARTY TRANSACTIONS

The Resort is managed by Resort Services, Inc., (RSI) an affiliate of the Partnership. RSI is currently managing the property under a Management Agreement (the "Agreement"). The Agreement requires compensation to RSI based on a percentage of the Resort's gross revenues, as defined in the Agreement and subsequent amendment. Management fees were $731,908 and $582,165 during 1995 and 1994, respectively.

The Agreement specifies that RSI is responsible for the operations of the food and beverage department of the Resort, including the club. RSI guarantees a net profit equal to 10 percent of food and beverage gross revenues. The Partnership records the actual revenues and related expenses of the department in the statement of operations. During 1995 and 1994, a total of $420,100 and $283,895, respectively was recognized by the Partnership to adjust the net profit to 10 percent, which is included in other income.

The Partnership also capitalized $203,789 and $89,497 of development fees paid to RSI as construction in progress or in the respective asset categories at December 31, 1995 and 1994, respectively.

                         CV Ranch Limited Partnership

5. LEASES

The Partnership's capital lease obligation that existed at December 31, 1994 was renegotiated with the lessor, such that the revised terms result in the lease being classified as an operating lease. The operating lease has a remaining term of approximately five years.

Future minimum lease payments under the Partnership's noncancelable lease agreement at December 31, 1995 are as follows:


                   1996                     $ 54,000
                   1997                       65,000
                   1998                       65,000
                   1999                       65,000
                   2000                       11,000
                                          ----------
                                            $260,000
                                          ==========

6. SUBSEQUENT EVENT (UNAUDITED)

During January 1997, Patriot American Hospitality, Inc. acquired each of the partnership interests of CV Ranch Limited Partnership.

                         Report of Independent Auditors


The Partners of Telluride Resort and Spa Limited Partnership

We have audited the accompanying balance sheets of Telluride Resort and Spa Limited Partnership as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telluride Resort and Spa Limited Partnership at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Phoenix, Arizona
March 1, 1996

                 Telluride Resort and Spa Limited Partnership

                                 Balance Sheets


                                                                        DECEMBER 31           SEPTEMBER 30
                                                                    1995           1994           1996
                                                              --------------------------------------------
                                                                                              (Unaudited)
ASSETS
Cash                                                             $   732,667    $   930,965    $ 1,182,413
Inventories                                                          423,203        364,311        379,385
Accounts receivable                                                  768,307        824,038      1,957,794
Prepaid expenses and other current assets                             70,822        276,556        242,076
                                                              --------------------------------------------
                                                                   1,994,999      2,395,870      3,761,668

Property and equipment:
 Land                                                              2,600,000      2,600,000      2,600,000
 Buildings and improvements                                       17,347,073     16,761,030     17,362,241
 Construction in progress                                             13,059        903,325        322,299
 Furniture and equipment                                           3,960,534      3,523,894      3,973,242
 China, silver, glass, and linen                                     256,035        195,860        295,695
                                                              --------------------------------------------
                                                                  24,176,701     23,984,109     24,553,477
 Less accumulated depreciation                                    (2,152,199)    (1,138,345)    (2,919,734)
                                                              --------------------------------------------
                                                                  22,024,502     22,845,764     21,633,743
Preopening expenses, net                                             388,773        518,364        291,573
Real estate held for sale (Note 3)                                 6,737,963      6,920,839      4,628,508
                                                              --------------------------------------------
                                                                 $31,146,237    $32,680,837    $30,315,492
                                                              ============================================

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable                                                 $   746,988    $ 1,357,172    $   265,849
Accrued expenses and other liabilities                             1,111,021      1,453,282      1,372,146
Advance deposits                                                   1,313,128      1,145,838        753,392
Capital lease obligation (Note 5)                                     41,737        108,255          2,699
                                                              --------------------------------------------
                                                                   3,212,874      4,064,547      2,394,086
Commitments (Note 4)

Partners' capital                                                 27,933,363     28,616,290     27,921,406
                                                              --------------------------------------------
                                                                 $31,146,237    $32,680,837    $30,315,492
                                                              ============================================


See accompanying notes.

                 Telluride Resort and Spa Limited Partnership

                            Statements of Operations


                                                   YEAR ENDED                 NINE MONTHS ENDED
                                                  DECEMBER 31                    SEPTEMBER 30
                                              1995           1994            1996             1995
                                        ---------------------------------------------------------------
                                                                          (Unaudited)      (Unaudited)
REVENUES:
Rooms                                      $ 6,731,238    $ 5,814,465      $ 6,567,450      $ 5,781,591
Food and beverage                            2,451,247      2,220,068        2,642,638        2,099,465
Spa                                          1,926,994      1,692,170        1,688,175        1,514,061
Other                                        1,736,253      1,308,329        1,893,016        1,361,058
                                        ---------------------------------------------------------------
                                            12,845,732     11,035,032       12,791,279       10,756,175

DIRECT DEPARTMENT EXPENSES:
Rooms                                        2,350,221      2,173,718        2,212,119        1,826,130
Food and beverage                            2,846,223      2,527,371        2,448,043        2,178,540
Spa                                          1,632,532      1,330,525        1,408,284        1,232,238
Other                                        1,113,671        916,180        1,029,185          873,515
                                        ---------------------------------------------------------------
                                             7,942,647      6,947,794        7,097,631        6,110,423
                                        ---------------------------------------------------------------
Gross operating profit                       4,903,085      4,087,238        5,693,648        4,645,752

UNALLOCATED OPERATING EXPENSES:
Administrative and general                   1,513,748      1,478,806        1,218,369        1,133,724
Marketing                                    1,328,571      1,603,950        1,109,506          961,308
Energy costs                                   841,447      1,051,186          703,712          634,090
Property operation and maintenance             832,021        734,051          642,105          617,420
                                        ---------------------------------------------------------------
                                             4,515,787      4,867,993        3,673,692        3,346,542
                                        ---------------------------------------------------------------
Operating income (loss)                        387,298       (780,755)       2,019,956        1,299,210

REAL ESTATE:
Real estate sales                              822,089      1,420,126        2,775,775          822,089
Cost of real estate sales                      615,458      1,079,161        2,109,455          615,458
                                        ---------------------------------------------------------------
                                               206,631        340,965          666,320          206,631
OTHER EXPENSES:
Depreciation and amortization                1,143,445      1,053,235          864,735          812,569
Management fees (Note 4)                       256,915        300,000          255,364          215,060
Property taxes and insurance                   492,815        574,193          387,727          406,210
Interest and other                             231,317        299,179          190,407           35,164
                                        ---------------------------------------------------------------
                                             2,124,492      2,226,607        1,698,233        1,469,003
                                        ---------------------------------------------------------------
Net income (loss)                          $(1,530,563)   $(2,666,397)     $   988,043      $    36,838
                                        ===============================================================


See accompanying notes.

                 Telluride Resort and Spa Limited Partnership

                   Statements of Changes in Partners' Capital



                                    General Partners                            Limited Partners
                           ----------------------------------------------------------------------------------------
                                                                                    The Morgan
                                                                   Resorts         Stanley Real         Resorts
                                RLP            MS Colorado         Limited         Estate Fund,        Services,
                           Telluride, Inc.     Corporation       Partnership           L.P.              Inc.            Total
                           ----------------  --------------  ------------------  ----------------  ----------------  -------------
Partners' capital,
 January 1, 1994                   $139,665        $139,665        $13,715,195        $13,826,928        $111,734      $27,933,187
Capital contributions                16,747          16,747          1,644,605          1,658,003          13,398        3,349,500
Net loss                            (13,332)        (13,332)        (1,309,201)        (1,319,867)        (10,665)      (2,666,397)
                           -------------------------------------------------------------------------------------------------------
Partners' capital,
 December 31, 1994                  143,080         143,080         14,050,599         14,165,064         114,467       28,616,290
Capital contributions                 4,238           4,238            416,190            419,580           3,390          847,636
Net loss                             (7,653)         (7,653)          (751,506)          (757,629)         (6,122)      (1,530,563)
                           -------------------------------------------------------------------------------------------------------
Partners' capital,
 December 31, 1995                  139,665         139,665         13,715,283         13,827,015         111,735       27,933,363
Capital distributions
 (Unaudited)                         (5,000)         (5,000)          (491,000)          (495,000)         (4,000)      (1,000,000)
Net income (Unaudited)                4,940           4,940            485,129            489,082           3,952          988,043
                           -------------------------------------------------------------------------------------------------------
Partners capital,
 September 30, 1996
 (Unaudited)                       $139,605        $139,605        $13,709,412        $13,821,097        $111,687      $27,921,406
                           =======================================================================================================


See accompanying notes.

                 Telluride Resort and Spa Limited Partnership

                            Statements of Cash Flows

                                                   YEAR ENDED               NINE MONTHS ENDED
                                                  DECEMBER 31                 SEPTEMBER 30
                                              1995           1994           1996         1995
                                        --------------------------------------------------------
OPERATING ACTIVITIES                                                    (Unaudited)   (Unaudited)
Net income (loss)                          $(1,530,563)   $(2,666,397)  $   988,043    $  36,838
Adjustments to reconcile net income
 (loss) to net cash used in operating
 activities:
   Depreciation and amortization             1,143,445      1,053,235       864,735      812,569
   Gain on sale of property and
    equipment                                        -         (5,717)            -            -
   Changes in operating assets and
    liabilities:
    Accounts receivable                         55,731       (609,205)   (1,189,487)      74,847
    Inventories                                (58,892)      (128,147)       43,818      (21,015)
    Prepaid expenses and other current
     assets                                    205,734       (239,289)     (171,254)     170,945
    Real estate held for sale                  182,876      1,079,161     2,109,455      224,375
    Accounts payable                          (610,184)       723,303      (481,139)    (948,367)
    Accrued expenses and other
     liabilities                              (342,261)       300,740       261,125     (302,985)
    Advance deposits                           167,290        360,892      (559,736)    (556,611)
                                        --------------------------------------------------------
Net cash provided by (used in)
 operating activities                         (786,824)      (131,424)    1,865,560     (509,404)


INVESTING ACTIVITIES
Proceeds from sale of property and
 equipment                                           -         25,121             -            -
Additions to property and equipment           (192,592)    (2,772,898)     (376,776)     (90,429)
Additions to preopening expenses                     -       (284,266)            -            -
                                        --------------------------------------------------------
Net cash used in investing activities         (192,592)    (3,032,043)     (376,776)     (90,429)

FINANCING ACTIVITIES
Additional capital contributions               847,636      3,349,500             -      347,636
Distributions to partners                            -              -    (1,000,000)           -
Principal payments on capital lease
 obligation                                    (66,518)       (64,493)      (39,038)     (50,264)
                                        --------------------------------------------------------
Net cash provided by (used in)
 financing activities                          781,118      3,285,007    (1,039,038)     297,372
                                        --------------------------------------------------------
Increase (decrease) in cash                   (198,298)       121,540       449,746     (302,461)
Cash at beginning of period                    930,965        809,425       732,667      930,965
                                        --------------------------------------------------------
Cash at end of period                      $   732,667    $   930,965   $ 1,182,413    $ 628,504
                                        ========================================================

See accompanying notes.

                 Telluride Resort and Spa Limited Partnership

                         Notes to Financial Statements


1. THE PARTNERSHIP

Telluride Resort and Spa Limited Partnership (the Partnership) was formed on September 15, 1993, under the laws of the State of Delaware, for the purpose of acquiring and operating The Peaks at Telluride. The Morgan Stanley Real Estate Fund, L.P., Resorts Limited Partnership, RLP Telluride, Inc., MS Colorado Corporation, and Resorts Services, Inc. each contributed cash as initial capital contributions in exchange for their respective partnership interests, which are as follows:

                                                      OWNERSHIP
                                                      PERCENTAGE
                                                  ------------------


The Morgan Stanley Real Estate Fund, L.P.               49.5%
Resorts Limited Partnership                             49.1
RLP Telluride, Inc.                                      0.5
MS Colorado Corporation                                  0.5
Resorts Services, Inc.                                   0.4
                                                  ------------------
                                                       100.0%
                                                  ==================

MS Colorado Corporation, a Delaware corporation, is wholly owned by The Morgan Stanley Real Estate Fund, L.P., a Delaware limited partnership. RLP Telluride, Inc., an Arizona corporation, is wholly owned by Resorts Limited Partnership, a Delaware limited partnership. Resorts Services, Inc., an Arizona corporation, is owned by various individuals affiliated with Resorts Limited Partnership.

Income, losses and distributions are allocated to partners in the same proportion as their respective ownership percentages.

The Peaks at Telluride (the Resort), located in Telluride, Colorado, consists of a 177 suite luxury resort hotel, residential condominiums, residential land, and a 42,000 square-foot world-class health spa.

The accompanying balance sheet as of September 30, 1996 and statements of operations, partners' capital and cash flows for the nine months ended September 30, 1996 and 1995 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

                 Telluride Resort and Spa Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH

Cash consists of cash in noninterest bearing checking accounts and interest bearing money market accounts.

INVENTORIES

Inventories, consisting primarily of food, beverage, and gift shop merchandise are carried at the lower of cost or market using the first-in, first-out cost method.

BUILDINGS AND IMPROVEMENTS

Buildings and improvements are recorded at cost, and are depreciated using the straight-line method over their estimated useful lives.

In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Partnership adopted Statement 121 effective January 1, 1996, and no such impairment losses have been recognized to date by the Partnership.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Equipment leased under a capital lease is stated on the basis of cost. Furniture and equipment is depreciated using the straight-line method over the estimated useful lives of the assets.

CONSTRUCTION IN PROGRESS

Construction in progress is stated on the basis of cost and is reclassified to the appropriate property and equipment account upon completion, at which time it will be depreciated using the straight-line method over its estimated useful life.

                 Telluride Resort and Spa Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CHINA, SILVER, GLASS, AND LINEN

China, silver, glass and linen are stated on the basis of cost and amortized using the straight-line method over their estimated useful lives until 50 percent amortized. Periodic cost of replacements is expensed as incurred.

PREOPENING EXPENSES

Preopening expenses are stated on the basis of cost and are amortized using the straight-line method over a five-year period.

REAL ESTATE HELD FOR SALE

Real estate held for sale is recorded at cost.

REAL ESTATE SALES

The Partnership accounts for real estate sales under the accrual method of accounting pursuant to the recognition criteria prescribed in Statement of Financial Accounting Standards No. 66 "Accounting for Sales of Real Estate."

INCOME TAXES

Under provisions of the Internal Revenue Code, a Partnership is not a taxable entity and, accordingly, taxable income or losses are allocated to the partners for inclusion in their respective income tax returns. No provision for income taxes has been included in the accompanying financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" requires that the Partnership disclose estimated fair values of financial instruments. Cash, accounts receivable, accounts payable, accrued expenses and other liabilities, and advance deposits are carried at amounts that reasonably approximate their fair values.

                 Telluride Resort and Spa Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Management believes that the actual results will not differ materially from the estimates used in preparing the financial statements.

RECLASSIFICATIONS

Certain amounts in the 1994 financial statements have been reclassified to conform to the classifications used in the 1995 financial statements.

3. REAL ESTATE HELD FOR SALE

Real estate held for sale consists of the following:


                                                   DECEMBER 31
                                                1995         1994
                                           --------------------------
Residential land                              $  762,779   $  762,779
Residential condominium units                  5,975,184    6,158,060
                                           --------------------------
                                              $6,737,963   $6,920,839
                                           ==========================

Residential land consists of approximately 0.75 acres located adjacent to the Resort. This land is currently undeveloped.

Residential condominium units consist of 12 condominium units held for sale which are located on the upper levels of the Resort.

4. COMMITMENTS/RELATED PARTY TRANSACTIONS

The Resort is managed by Resort Services, Inc. (RSI), an affiliate of the Partnership. RSI is currently managing the property under a Management Agreement (the "Agreement") dated August 26, 1993. The Agreement requires compensation to RSI based on a percentage of the Resort's gross revenues and adjusted gross operating profit, as defined in the Agreement. In connection with this Agreement, the Partnership incurred management fees of $256,915 during 1995 and $300,000 during 1994.

                 Telluride Resort and Spa Limited Partnership

4. COMMITMENTS/RELATED PARTY TRANSACTIONS (CONTINUED)

The Partnership capitalized approximately $117,000 and $129,000 of development fees paid to RSI as construction in progress or in the respective asset categories at December 31, 1995 and 1994, respectively.

5. LEASES

The Resort leases certain telephone equipment under a capital lease with a remaining term of less than one year. At December 31, 1995 and 1994, assets held under this lease are included in furniture and equipment.

6. SUBSEQUENT EVENT (UNAUDITED)

During January 1997, Patriot American Hospitality, Inc. acquired each of the partnership interests of Telluride Resort and Spa Limited Partnership.